UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2006

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (206) 623-7612

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2006, Louis Lacasse notified Targeted Genetics of his resignation as a member of the board of directors of Targeted Genetics effective August 15, 2006. Mr. Lacasse’s decision to resign is not related to any disagreement with Targeted Genetics or its management on any matter relating to its operations, policies or practices.

Prior to his resignation, Mr. Lacasse served as the chairman of the audit committee of the board of directors and served on the Targeted Genetics board of directors since May 1998. Targeted Genetics greatly appreciates Mr. Lacasse’s service as a director and thanks him for his leadership contributions during that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targeted Genetics Corporation

Dated: August 18, 2006	By:	/s/ David J. Poston
David J. Poston
Vice President, Finance and Chief Financial Officer

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